Exhibit 99.1

SONY PICTURES HOME ENTERTAINMENT BECOMES
GLOBAL DISTRIBUTOR OF GENIUS BRANDS INTERNATIONAL

Culver City, CA (January18, 2017) -- Sony Pictures Home Entertainment Inc. (“SPHE”) and Genius Brands International, Inc. (“Genius Brands”) (NASDAQ:GNUS) have expanded SPHE’s recent home entertainment distribution agreement to include the worldwide home entertainment marketing and distribution of Genius Brands’ Kid Genius and Baby Genius labels of all Genius Brands’ properties. In addition to the broader global distribution agreement, SPHE has taken an equity stake in Genius Brands.

SPHE and Genius Brands previously announced a multi-year agreement in which SPHE will market and distribute Genius Brands’ Kid Genius and Baby Genius labels throughout North America.

“The global distribution deal between Sony Pictures Home Entertainment and Genius Brands provides a myriad of growth opportunities for both companies and coordinated global marketing for each of our brands as well as for our rapidly growing Kid Genius and Baby Genius channels” said Andy Heyward, Chairman and CEO of Genius Brands. “We look forward to working with SPHE to source, develop and produce valuable commercial children’s ‘content with a purpose’ for global audiences.”

“Genius Brands offers an incredible value to the worldwide marketplace in providing content with a purpose to children and family audiences around the globe. We are pleased to bring our global capabilities to this expanded relationship with Genius,” said Bill Stellman, SPHE’s Executive Vice President, Chief Financial Officer and Supply Chain.

Among Genius Brands’ properties encompassed in the agreement are the all-new music and fashion-driven brand for tween girls, SpacePOP, which debuted at retail in Q4 2016; the new original Baby Genius series re-launched in conjunction with the brand’s 2016 expansion; Warren Buffett’s Secret Millionaire’s Club animated series accessible on-air, online and at retail; and Stan Lee's Cosmic Crusaders.

1

About Sony Pictures Home Entertainment

Sony Pictures Home Entertainment Inc. (SPHE) is a Sony Pictures Entertainment Inc. (SPE) company. SPE is a subsidiary of Sony Entertainment Inc., a subsidiary of Tokyo-based Sony Corporation. SPE's global operations encompass motion picture production, acquisition and distribution; television production, acquisition and distribution; television networks; digital content creation and distribution; operation of studio facilities; and development of new entertainment products, services and technologies. For additional information, go to http://www.sonypictures.com.

About Genius Brands International

Headquartered in Beverly Hills, California, Genius Brands International, Inc. (GNUS) is a publicly traded global children’s media company that creates and licenses animated multimedia entertainment content. Led by award-winning creators and producers, the company distributes its content worldwide in all formats, as well as a broad range of consumer products based on its characters. In the children's media sector, Genius Brands International's portfolio features "content with a purpose" for toddlers to tweens, which provides enrichment as well as entertainment, including tween music-driven brand SpacePOP; preschool property debuting on Netflix Llama Llama; Rainbow Rangers, a preschool property produced by Rob Minkoff (Disney’s Lion King); award-winning Baby Genius, re-launched with new entertainment and over 40 new products; adventure comedy Thomas Edison's Secret Lab®, available on Netflix, public broadcast stations and Genius Brands’ Kid Genius channel, which is currently available in 50 million U.S. households; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. The company is also co-producing an all-new adult animated series, Stan Lee's Cosmic Crusaders, with Stan Lee's Pow! Entertainment and The Hollywood Reporter. Additionally, under Genius Brands International's wholly owned subsidiary, A Squared Entertainment, the company represents third-party properties, including From Frank, a humor greeting card and product line, and Celessence Technologies, the world's leading micro encapsulation company, across a broad range of categories in territories around the world. For additional information please visit www.gnusbrands.com.

# # #

Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Genius Brands believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in Genius Brands’ filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. Genius Brands expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

GENIUS BRANDS MEDIA CONTACT:	FOR INVESTOR RELATIONS:

Michelle Orsi/Carol Holdsworth	Michael Porter
Three.Sixty Marketing & Communications ☒	PLR Investor Relations
310-418-6430	212.564.7000
michelle@360-comm.com	mike@plrinvest.com

SONY PICTURES HOME ENTERTAINMENT MEDIA CONTACT:
Staci Griesbach / James Raimo
SPHE Worldwide Publicity
Staci_Griesbach@spe.sony.com
James_Raimo@spe.sony.com

2